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                                  EXHIBIT 23.2

             CONSENT OF BERENFELD, SPRITZER, SHECHTER & SHEER, CPA'S


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                          CONSENT OF FORMER INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT




Intelilabs.com, Inc.
Water Gardens 1620 26th Street
3rd Floor Santa Monica, CA 90404

I hereby consent to the use in Intelilabs.com's Form 10-KSB, Amendment 1, for the fiscal year ending June 30, 2000, of our report dated August 31, 1999, relating to the financial statements of Quentin Road Productions, Inc.
(now known as Intelilabs.com, Inc.).


Dated: November 15, 20000


-------------------------------
Berenfeld Spritzer Shechter & Sheer
CERTIFIED PUBLIC ACCOUNTANTS
Miami, Florida



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